UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 16, 2024

(August 14, 2024)

DISTRIBUTION SOLUTIONS GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-10546	36-2229304
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Commerce Street
Suite 1700, Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ Telephone Number, including Area Code: (888) 611-9888

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $1.00 par value	DSGR	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amended and Restated Credit Agreement

On August 14, 2024 (the “Closing Date”), Distribution Solutions Group, Inc. (the “Company”) and certain of its subsidiaries entered into the Third Amendment to Amended and Restated Credit Agreement (the “Third Amendment”), dated as of August 14, 2024 (the “Third Amendment Effective Date”), which amends that certain Amended and Restated Credit Agreement, dated as of April 1, 2022 (as amended by the First Amendment, dated June 8, 2023, the Second Amendment, dated June 13, 2024 and the Third Amendment, the “Amended and Restated Credit Agreement”), by and among the Company, certain subsidiaries of the Company as borrowers or guarantors, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

The Third Amendment provides for a $200 million Incremental Term Loan (the “Third Amendment Incremental Term Loans”) and an increase in the Revolving Commitments (as defined in the Amended and Restated Credit Agreement) from $200 million to $255 million. In addition, the Amended and Restated Credit Agreement permits the Company to increase the commitments under the agreement from time to time after the date of the Third Amendment Effective Date by up to $300 million in the aggregate, subject to, among other things, receipt of additional commitments from existing and/or new lenders and pro forma compliance with certain financial covenants.

The Third Amendment Incremental Term Loans were used, among other things, to pay the purchase price, fees and other expenses incurred in connection with the Company’s previously disclosed acquisition of Source Atlantic Limited (the “Acquisition”).

Loans under the Amended and Restated Credit Agreement (including the Third Amendment Incremental Term Loans) bear interest, at the Company’s option, at a rate equal to (i) the Alternate Base Rate or the Canadian Prime Rate (each as defined in the Amended and Restated Credit Agreement), plus, in each case, an additional margin ranging from 0.0% to 1.75% per annum, depending on the total net leverage ratio of the Company and its restricted subsidiaries as of the most recent determination date under the Amended and Restated Credit Agreement or (ii) the Adjusted Term SOFR Rate or the CORRA Rate (each as defined in the Amended and Restated Credit Agreement), plus, in each case, an additional margin ranging from 1.0% to 2.75% per annum, depending on the total net leverage ratio of the Company and its restricted subsidiaries as of the most recent determination date under the Amended and Restated Credit Agreement.

Each loan under the Amended and Restated Credit Agreement (including the Third Amendment Incremental Term Loans) matures on April 1, 2027, at which time all outstanding loans, together with all accrued and unpaid interest, must be repaid and the revolving credit facility commitments terminate. The Company is required to repay principal on the Third Amendment Incremental Term Loans each quarter (commencing with December 31, 2024) in an amount equal to $2,500,000. The Company is also required to prepay the term loans (including Third Amendment Incremental Term Loans) with the net cash proceeds from any disposition of certain assets (subject to reinvestment rights) or from the incurrence of any unpermitted debt.

Subject to certain exceptions set forth in the Amended and Restated Credit Agreement, the obligations of the Company and its U.S. subsidiaries under the Third Amendment are guaranteed by the Company and certain of the Company’s U.S. subsidiaries and the obligations of each of the Company’s Canadian subsidiaries under the Amended and Restated Credit Agreement are guaranteed by the Company and certain of its U.S. and Canadian subsidiaries.

Subject to certain exceptions set forth in the Amended and Restated Credit Agreement, obligations under the Third Amendment are secured by a first priority security interest in and lien on substantially all assets of the Company, each other borrower and each guarantor.

The Third Amendment (and the Third Amendment Incremental Term Loans) is subject to various affirmative covenants contained in the Amended and Restated Credit Agreement. The Amended and Restated Credit Agreement also contains various covenants restricting (in each case, subject to certain exceptions set forth in the Amended and Restated Credit Agreement) the ability of the Company and its restricted subsidiaries to: (i) dispose of assets; (ii) incur additional indebtedness, issue preferred stock and guarantee obligations; (iii) prepay other indebtedness;

(iv) make certain restricted payments, including dividend payments; (v) create liens on assets or agree to restrictions on the creation of liens on assets; (vi) make investments, loans or advances; (vii) restrict dividends and distributions from subsidiaries; (viii) engage in mergers or consolidations; (ix) engage in certain transactions with affiliates; (x) amend the terms of any organizational documents or material indebtedness; (xi) change lines of business; or (xii) make certain accounting changes. The Amended and Restated Credit Agreement also includes financial maintenance covenants requiring the Company to comply with a consolidated minimum interest coverage ratio and a maximum total net leverage ratio, each determined in accordance with the terms of the Amended and Restated Credit Agreement.

The Third Amendment (and the Third Amendment Incremental Term Loans) is subject to various events of default contained in the Amended and Restated Credit Agreement (subject to exceptions, thresholds and grace periods as set forth in the Amended and Restated Credit Agreement), including, without limitation: (i) nonpayment of principal or interest; (ii) failure to perform or observe covenants; (iii) inaccuracy or breaches of representations and warranties; (iv) cross-defaults with certain other indebtedness; (v) certain bankruptcy related events; (vi) impairment of security interests in collateral; (vii) invalidity of guarantees; (viii) material judgments; (ix) certain ERISA matters; and (x) certain change of control events. Under certain circumstances, a default interest rate will apply on all obligations (including the Third Amendment Incremental Term Loans) at a rate equal to 2.0% per annum above the applicable interest rate.

The foregoing description of the Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Credit Agreement, respectively, which is filed as Exhibit 10.1 hereto and hereby incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On August 15, 2024, the Company issued a press release announcing the consummation of the Acquisition and the amendment of the Amended and Restated Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any other filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such other filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.	The following documents have been filed as exhibits to this report, except for Exhibit 99.1 which has been furnished as an exhibit to this report, and are incorporated by reference herein as described above.

Exhibit No.	Exhibit Description

10.1*	Third Amendment to Amended and Restated Credit Agreement, dated as of August 14, 2024, by and among Distribution Solutions Group, Inc., the subsidiaries of Distribution Solutions Group, Inc. party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

99.1	Press Release issued by the Company on August 15, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain schedules and exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the “safe harbor” provisions under the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. The terms “aim,” “anticipate,” “believe,” “contemplates,” “continues,” “could,” “ensure,” “estimate,” “expect,” “forecasts,” “if,” “intend,” “likely,” “may,” “might,” “objective,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “probable,” “project,” “shall,” “should,” “strategy,” “will,” “would,” and variations of them and other words and terms of similar meaning and expression (and the negatives of such words and terms) are intended to identify forward-looking statements.

Forward-looking statements can also be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks, uncertainties and assumptions, including factors that could delay, divert or change any of them, and could cause actual outcomes to differ materially from current expectations. The Company can give no assurance that any goal or plan set forth in forward-looking statements can be achieved and the Company cautions readers not to place undue reliance on such statements. The Company undertakes no obligation to release publicly any revisions to forward-looking statements as a result of new information, future events or otherwise. Each forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any such statement to reflect information, events or circumstances arising after such date. Actual results may differ materially from those projected as a result of certain risks and uncertainties. Factors that could cause or contribute to such differences or that might otherwise impact the Company’s business, financial condition and results of operations include the risks that the Company may encounter difficulties integrating the business of the Company with the business of other companies that the Company has combined with or may otherwise combine with, including but not limited to Source Atlantic Limited, and that certain assumptions with respect to such business or transactions could prove to be inaccurate. Certain risks associated with the Company’s business are also discussed from time to time in the reports the Company files with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K or other reports the Company may file from time to time with the Securities and Exchange Commission, which should be reviewed carefully.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISTRIBUTION SOLUTIONS GROUP, INC.

Date: August 16, 2024	By:	/s/ Ronald J. Knutson
	Name:	Ronald J. Knutson
	Title:	Executive Vice President and Chief Financial Officer